SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 11, 2002

                             SZM Distributors, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)

Nevada                                     000-33313                 95-4868287
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(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

5109 River Avenue, Suite A, Newport Beach, California                      92663
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(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (714) 473.0803
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          (Former name or former address, if changed since last report)



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Item 4. Changes in the Registrant's Certifying Public Accountant

 On November 11, 2002, the Registrant's Board of Directors, voted to replace its independent accountant, Quintanilla Accountancy Corporation ("Quintanilla"). Effective as of November 11, 2002, the Registrant's new independent accountant is Hall & Company, certified public accountants ("Hall & Company"). The Registrant retained the accounting firm of Hall & Company on November 11, 2002, to make an examination of the financial statements of the Company for the 2002 fiscal year. The Registrant authorized Quintanilla to respond fully to any inquiries from Hall & Company and to make its work papers available to Hall & Company.

The reports of Quintanilla from May 25, 2001, the date of the Registrant's inception, through November 11, 2002, did not contain any adverse opinion, disclaimer of opinion, or qualification or modification as to the certainty, audit scope or accounting principles. During May 25, 2001 through November 11, 2002, there were no disagreements between the Registrant and Quintanilla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, during May 25, 2001 through November 11, 2002, there were no "reportable events" within the meaning of Item 304 of the Securities and Exchange Commission's Regulation S-K.

Item7. Financial Statements and Exhibits

Index to Exhibits
-----------------

16.1 Letter from Hall & Company, certified public accountants, to the Securities and Exchange Commission dated November 11, 2002





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                SZM Distributors, Inc.


November 11, 2002                     By:      /s/ Nicole Sherman
                                                -------------------------------
                                                Nicole Sherman, President